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                                                                      EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statements (No. 33-44153 and No. 33-64957) on Form S-3 of Thomas & Betts Corporation of our report dated December 29, 1995, with respect to the consolidated balance sheets of Amerace Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholder's equity and cash for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K/A of Thomas & Betts Corporation dated January 22, 1996. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.



                                              /s/ Arthur Andersen LLP
                                              -----------------------

Chicago, Illinois
January 22, 1996